SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549

                         CURRENT REPORT

                    Pursuant to Section 13 of 15(d) of the

                        Securities Exchange Act of 1934

                         October 8, 1998
               Date of Report (Date of earliest event reported)

                                  ML DELPHI PREMIER PARTNERS,
L.P.
               (Exact name of registrant as specified in its charter)

Delaware                 0-15763             13-
3350265
(State or other                    (Commission              (IRS
Employer
jurisdiction of incorporation)          File Number)
Identification No.)


666 Third Avenue, New York, New York
10017
(Address of principal executive officer)      (Zip Code)





                Registrant's telephone number, including area code 212-983-9040

Item 5.  Other Events

     Columbia Pictures Industries, Inc. ("Columbia") and TriStar

Pictures, Inc. ("TriStar") have offered to purchase from ML

Delphi Premier Partners, L.P. (the "Partnership") its direct interest in three films distributed by Columbia Pictures, a

division of Columbia and its interest in Tri-Star-ML Delphi

Premier Productions, respectively, for $200,000 and $625,000,

respectively (collectively referred to as the "Transactions").

The General Partner, on behalf of the Partnership, has agreed in principle to accept this offer subject to finalizing the

definitive documentation for the Transactions.  The sale

proceeds, less Partnership expenses and less a reserve for

expenses to pay and/or otherwise satisfy liabilities and/or

obligations of the Partnership that presently exist or that are expected to arise in the future, will be distributed to partners in accordance with the Partnership's Amended and Restated

Agreement of Limited Partnership.   Based upon such proposed

sale, the final cash distribution to limited partners is expected to be in excess of $110 per original $5,000 unit.  These

distributions and payments will represent the final distributions of the Partnership, and the Partnership will thereafter be

terminated.

                         SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              ML DELPHI PREMIER PARTNERS, L.P.
                              A Delaware Limited Partnership

                              By:  ML Delphi Partners, L.P.,
                                       General Partner

                              By:  ML Film Entertainment Inc.,
                                      general partner



October 8, 1998                    /s/ Audrey L. Bommer.

          Date                     Audrey L. Bommer
                              Vice President and Treasurer
                              of the Managing Partner of the
                              General Partner
                              (principal financial officer and
principal
                              accounting officer of the
Registrant)




October 8, 1998                    /s/ David G. Cohen

          Date                     David G. Cohen
                              Director and Vice President of the
                              Managing Partner of the General
Partner